                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                      ------------------------------------


       Date of report (Date of earliest event reported): February 8, 2002


                              CARDIAC SCIENCE, INC.
               (Exact Name of Registrant as Specified in Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

               0-19567                                 33-0465681
        (Commission File No.)              (IRS Employer Identification No.)


                              16931 Millikan Avenue
                                Irvine, CA 92606
              (Address of Principal Executive Offices and Zip Code)

               Registrant's telephone number, including area code:
                                 (949) 587-0357

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         Cardiac Science, Inc. (the "Company") has entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement") with Medtronic, Inc. ("Medtronic") and Medtronic Physio-Control Corp. ("MPC," formerly known as Physio-Control Corporation). The Settlement Agreement is a compromise between the parties of certain private contractual obligations described below, and did not arise as a result of any litigation, arbitration or other formal dispute resolution procedure.

          The Company and MPC entered into a distribution and licensing agreement ("DLA") in December 1998, which was subsequently amended in May 2000. Under the terms of the DLA agreement, MPC agreed to distribute the Company's Powerheart(R) defibrillator product, and the Company agreed to grant MPC a license to incorporate the Company's proprietary software into certain of MPC's defibrillator-monitoring products.

         The Company and MPC also entered into an original equipment manufacturing and license agreement ("OEM") in August 2000. Under the terms of the OEM agreement, MPC agreed to license and supply its proprietary biphasic defibrillation technology to the Company for use in the Company's automatic defibrillator products.

         The Company and MPC were not satisfied with each other's performance under the DLA and OEM agreements, and have agreed to resolve these differences and terminate the DLA and OEM agreements pursuant to the Settlement Agreement. The terms of the Settlement Agreement provide that MPC will return to the Company, at no charge to the Company, approximately 220 Powerheart(R) units, which MPC had previously purchased and paid for, in substantially the same condition in which the units were originally delivered to MPC.

         Additionally, the Company owed Medtronic approximately $1,132,369 pursuant to a promissory note issued by the Company to Medtronic in the merger transaction between the Company and Survivalink in September of 2001. Pursuant to the Settlement Agreement, Medtronic has agreed to forgive and release payment of $832,369 (all but $300,000) of the amount owing under the Note.

         The parties have further agreed to return all proprietary and confidential information to its original source (or to certify that all copies have been destroyed), and to release each other from any and all existing claims (except any subsequent claims for intellectual property infringement). The Settlement Agreement expressly states that it is a compromise of the disputes between the parties and should not be treated as an admission of liability by any party for any purpose whatsoever.

ITEM 7.   Financial Statements, Pro Forma Financial Information and Exhibits

    (a)  Financial Statements of Businesses Acquired:  None.

    (b)  Pro Forma Financial Information:     None.

    (c)  Exhibits:

          99.1 Settlement Agreement and Mutual Release, by and among Medtronic, Inc., Medtronic Physio-Control Corp., and Cardiac Science, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARDIAC SCIENCE, INC.


By: /s/ Raymond W. Cohen
Raymond W. Cohen,
President and Chief Executive Officer

Dated:  February 8, 2002